EXHIBIT 10.1


                        OCCIDENTAL PETROLEUM CORPORATION
                        2001 INCENTIVE COMPENSATION PLAN
                        INCENTIVE STOCK OPTION AGREEMENT


NAME OF OPTIONEE:
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DATE OF GRANT:
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NUMBER OF OPTIONED SHARES:
                            -----------------------------------------------
OPTION PRICE:
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VESTING SCHEDULE:  1ST ANNIVERSARY                               OPTIONED SHARES
                                    ---------------------------
                   2ND ANNIVERSARY                               OPTIONED SHARES
                                    ---------------------------
                   3RD ANNIVERSARY                               OPTIONED SHARES
                                    ---------------------------
EXPIRATION DATE:
                  ---------------------------------------------------------

AGREEMENT (this "Agreement") made as of the Date of Grant between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation ("Occidental") and, with its subsidiaries, (the "Company"), and Optionee.

1. GRANT OF STOCK OPTION. Occidental grants to the Optionee as of the Date of Grant a stock option (this "Option") to purchase up to the number of Optioned Shares at the Option Price, from time to time, in accordance with the terms of this Agreement and the Occidental Petroleum Corporation 2001 Incentive Compensation Plan, as amended from time to time (the "Plan"). This Option is intended to be an "incentive stock option" within the meaning of that term under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto. If this Agreement cannot be construed in a manner to enable this Option to qualify as an incentive stock option, this Agreement and the right to purchase the Optioned Shares on the terms and conditions contained in this Agreement shall survive as if this Option were a nonqualified stock option.

2. TERM OF OPTION. The term of this Option begins on the Date of Grant and expires on the tenth anniversary of the Date of Grant (the "Expiration Date") unless it is terminated earlier as provided in Section 6.

3. RIGHT TO EXERCISE. Unless this Option has expired, terminated, or accelerated, on each anniversary of the Date of Grant the number of Optioned Shares indicated above in the Vesting Schedule for such anniversary will become exercisable on a cumulative basis until this Option is fully exercisable. This Option may be exercised, in whole or in part, only for the number of Optioned Shares that are vested on the date the Optionee gives notice of exercise. The last date to exercise this Option is the New York Stock Exchange trading day prior to the earlier of the date this Option terminates and the Expiration Date.

4. OPTION NONTRANSFERABLE. This Option may not be transferred nor assigned by the Optionee other than to a beneficiary designated on a form approved by the Company, by will or, if the Optionee dies without designating a beneficiary or a valid will, by the laws of descent and distribution. During the Optionee's lifetime, only the Optionee, or in the event of his or her legal incapacity, a properly appointed guardian or legal representative, may exercise this Option.

5.   NOTICE OF EXERCISE; PAYMENT.

     (a) To exercise this Option, the Optionee must give oral or written notice on a day that the New York Stock Exchange is open for trading to Occidental or any agent designated by Occidental to administer grants made under the Plan. If Occidental has designated an agent, notice must be given to the agent to be effective. The notice of exercise must state the number of Optioned Shares for which this

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Option is being exercised and the manner of payment. The date the notice is received is the exercise date unless notice is received after the close of trading on the New York Stock Exchange, in which case the exercise date is the next trading day on the New York Stock Exchange. Any oral notice of exercise shall be confirmed in writing the same day before the close of trading on the New York Stock Exchange.

     (b) Payment equal to the aggregate Option Price of the Optioned Shares must be:

          (i) in cash in the form of a certified or cashiers check or wire transfer,

          (ii) by actual or constructive transfer to Occidental of nonforfeitable, nonrestricted Common Shares acquired by the Optionee more than six (6) months prior to the date of exercise, or

          (iii) by any combination of the foregoing methods of payment.

Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their Fair Market Value on the date of exercise. The requirement to pay cash shall be satisfied if the Optionee makes arrangements with a broker that is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of Optioned Shares, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus the amount of any taxes required to be withheld, and pursuant to which the broker undertakes to deliver the amount of the aggregate Option Price plus the amount of any taxes required to be withheld, not later than the date on which the sale transaction will settle in the ordinary course of business.

6. TERMINATION OF AGREEMENT AND RIGHT TO EXERCISE. This Agreement and the right to exercise this Option terminate automatically and without further notice on the date the Optionee ceases to be an employee of the Company for any reason whatsoever, except as follows:

     (a) IF THE OPTIONEE DIES, the Optioned Shares will vest immediately as of the date of the Optionee's death for the full number of Optioned Shares and this Option may be exercised up to the Expiration Date by a transferee acceptable under Section 4.

     (b)  IF THE OPTIONEE BECOMES PERMANENTLY AND TOTALLY DISABLED, the
Optioned Shares will continue to vest in accordance with the Vesting Schedule and this Option may be exercised as an incentive stock option up to the sooner of (i) one year after the disability first arose (the "Disability Period") and
(ii) the Expiration Date. If the Expiration Date is later than the last day of the Disability Period, then for the period beginning on the first day after the Disability Period up to the Expiration Date, the Optioned Shares will continue to vest in accordance with the Vesting Schedule and this Option may be exercised as a nonqualified option. For purposes of this Agreement, "to be permanently and totally disabled" means to be unable to engage in any substantial gainful activity by reason of an impairment which can be expected to result in death or which has lasted, or can be expected to last for a continuous period of at least twelve (12) months.

     (c) IF THE OPTIONEE RETIRES, the Optioned Shares will continue to vest in accordance with the Vesting Schedule and this Option may be exercised as an incentive stock option up to the sooner of (i) three (3) months following the last day of Optionee's employment (the "Retirement Period") and (ii) the Expiration Date. If the Expiration Date is later than the last day of the Retirement Period, then for the period beginning on the first day after the Retirement Period up to the Expiration Date, the Optioned Shares will continue to vest in accordance with the Vesting Schedule and this Option may be exercised as a nonqualified stock option. For purposes of this Agreement, "retire" means to retire either under a Company-sponsored retirement plan or with the consent of the Company.

     (d) IF THE OPTIONEE TERMINATES EMPLOYMENT WITH THE COMPANY FOR ANY REASON OTHER THAN DEATH, PERMANENT AND TOTAL DISABILITY, RETIREMENT OR CAUSE, the Optioned Shares will cease to vest as of the close of business on the last day of Optionee's employment and this Option may be


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exercised up to the sooner of (i) three (3) months following the last day of
Optionee's employment and (ii) the Expiration Date but only for the number of Optioned Shares exercisable as of the Optionee's last day of employment pursuant to the Vesting Schedule. For the purposes of this Agreement, "cause" means the Optionee's (w) failure to satisfactorily perform the duties of his or her job or negligence in carrying out the Company's legal obligations, (x) refusal to carry out any lawful order of the Company, (y) breach of any legal duty to the Company; or (z) conduct constituting moral turpitude or conviction of a crime which may diminish Optionee's ability to effectively act on the Company's behalf or with or on behalf of others.

For the purposes of this Agreement, the continuous employment of the Optionee with the Company will not be interrupted, and the Optionee will not be deemed to cease to be an employee of the Company, by reason of the transfer of his or her employment among the Company and its affiliates or an approved leave of absence.

7. MANDATORY NOTICE BY OPTIONEE OF TRANSFER OF SHARES. If the Optionee sells, exchanges, makes a gift of or transfers in any other way any of the Optioned Shares either within two (2) years of the Date of Grant or within one (1) year from the date shares are transferred to the Optionee following exercise of this Option, the Optionee must notify the Company of the transfer within thirty (30) days from the date of the transfer. The notice must state the principal terms of the transfer, including the date of the transfer and the type and amount of consideration received by the Optionee for the shares. The Optionee understands that a transfer of shares within the periods specified in the first sentence of this Section 7, including a "cashless" exercise to acquire the shares, will result in the Optionee's loss of the tax benefits associated with an incentive stock option.

8. ACCELERATION OF OPTION. If a Change in Control Event as defined in the Plan occurs, this Option shall become immediately exercisable for the full number of Optioned Shares unless prior to the occurrence of the Change in Control Event, the Administrator, as provided in Section 6.1 of the Plan, determines that such Event will not accelerate this Option or that acceleration will occur for only part of this Option or at a different time. Any such determination by the Administrator is binding on the Optionee.

9. NO EMPLOYMENT CONTRACT. Nothing in this Agreement confers upon the Optionee any right with respect to continued employment by the Company, nor limits in any manner the right of the Company to terminate the employment or adjust the compensation of the Optionee.

10. TAXES AND WITHHOLDING. If the Company must withhold any federal, state, local or foreign tax in connection with the exercise of the Option, the Optionee must pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Optionee may satisfy all or any part of any such withholding obligation by surrendering to the Company Common Shares that satisfy the requirements of Section 5(b)(ii) or a portion of the Common Shares that are issued or transferred to the Optionee upon the exercise of the Option. Any Common Shares so surrendered by the Optionee shall be credited against the Optionee's withholding obligation at their Fair Market Value on the date of exercise.

11. COMPLIANCE WITH LAW. The Company will make reasonable efforts to comply with all applicable federal and state securities laws; however, this Option is not exercisable if its exercise would result in a violation of any such law.

12. ADJUSTMENTS. The Option Price and the number or kind of shares of stock covered by this Option may be adjusted as the Administrator determines pursuant to Section 6.2 of the Plan in order to prevent dilution or expansion of the Optionee's rights under this Agreement as a result of events such as stock dividends, stock splits, or other change in the capital structure of Occidental, or any merger, consolidation, spin-off, liquidation or other corporate transaction or event having a similar effect. If any such adjustment occurs, the Company will give the Optionee written notice of the adjustment containing an explanation of the nature of the adjustment.

13. RELATION TO OTHER BENEFITS. The benefits received by the Optionee under this Agreement will not be taken into account in determining any benefits to which the Optionee may be entitled under any


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profit sharing, retirement or other benefit or compensation plan maintained by the Company, including the amount of any life insurance coverage available to any beneficiary of the Optionee under any life insurance plan covering employees of the Company.

14. AMENDMENTS. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent it is applicable to this Agreement; however, no amendment will adversely affect the rights of the Optionee under this Agreement without the Optionee's consent.

15. SEVERABILITY. If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, the invalidated provisions shall be deemed to be separable from the other provisions of this Agreement, and the remaining provisions of this Agreement will continue to be valid and fully enforceable.

16. RELATION TO PLAN; INTERPRETATION. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the provisions of the Plan control. Capitalized terms used in this Agreement without definition have the meanings assigned to them in the Plan. References to Sections are to Sections of this Agreement unless otherwise noted.

17. ADMINISTRATIVE PROCEDURES. The Administrator, directly or through its Agent, reserves the right to adopt procedures with respect to the exercise of this Option. In the event of any inconsistent provisions between such procedures, this Agreement, and the Plan, the provisions of the Plan control.

18. SUCCESSORS AND ASSIGNS. Subject to Section 4, the provisions of this Agreement shall be for the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

19. GOVERNING LAW. The laws of the State of Delaware govern the interpretation, performance, and enforcement of this Agreement.

20. NOTICES. Except as the Company may otherwise direct for exercise notices, any notice to the Company provided for in this Agreement will be given to its Secretary at 10889 Wilshire Boulevard, Los Angeles, California 90024, and any notice to the Optionee will be addressed to the Optionee at his or her address currently on file with the Company. Except as provided in Section 5 for exercise notices, any written notice will be deemed to be duly given when received if delivered personally or sent by telecopy, e-mail, or the United States mail, first class registered mail, postage and fees prepaid, and addressed as provided in this paragraph. Any party may change the address to which notices are to be given by written notice to the other party as specified in the preceding sentence.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, effective as of the Date of Grant.

                         OCCIDENTAL PETROLEUM CORPORATION


                         By:



                         --------------------------------
                         Optionee


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